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                                                                 EXHIBIT 99.1

Name and address of each Seller and the number of shares of Issuer Common Stock Acquired pursuant to the Purchase Agreement

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           Name and                            Number of Shares of Issuer Common
            Address                                    Stock Acquired
-------------------------------------------    ---------------------------------
       Anthony Escamilla
       200 West 85th Street, Apt. 2B
       New York, NY 10024                                  1,040,541

       James Platek
       45 Robin Street
       Rockaway Twp., NJ 07866                              416,216

       Gregory Martini
       11157 Snider Rd.
       Cincinnati, OH 45249                                1,040,541

       LongView Partners, Inc.
       RD 2, Box 401
       Rhinebeck, NY 12572                                  693,694

       Spencer Levy
       11 Waverly Place, #6H
       New York, NY 10003                                   345,847

       Robert M. Platek
       5 Halls Lane
       Rye, NY 10580                                       2,185,135

       Redstone Partners, Inc.
       720 Milton Road, Suite J3
       Rye, NY 10580                                       1,040,541

       Ajay K. Arora
       42-52 Layton Street, Suite 2E
       Elmhurst, NY 11373                                    728,376

       Helen Go Ong Hai
       2503 El Dorado Ave.
       Rancho Vijo, TX 78575                               3,017,568

       SRU Inc.
       8962 E. Hampton Ave., #186
       Denver, CO 80237                                    1,040,541

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